As filed with the Securities and Exchange Commission June 22, 2005 Registration No. 333-________


                             UNITED STATES
                   SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C. 20549

                               FORM S-8
                        REGISTRATION STATEMENT
                    UNDER THE SECURITIES ACT OF 1933

                       SCOTT'S LIQUID GOLD-INC.
	(Exact Name of Registrant as Specified in Its Charter)

	COLORADO						    84-0920811
(State or Other Jurisdiction of			(I.R.S. Employer
Incorporation or Organization)			Identification No.)

                        4880 Havana Street
			    Denver, Colorado 80239
			        (303) 373-4860
		(Address, Including Zip Code, and Telephone Number of Registrant's Principal Executive Offices)



			   2005 STOCK INCENTIVE PLAN
	                (Full Title of the Plan)


				Jeffry B. Johnson
                Treasurer and Chief Financial Officer
			     Scott's Liquid Gold-Inc.
	                   4880 Havana Street
	                  Denver, Colorado 80239
	                      (303) 373-4860
	          (Name, Address and Telephone Number,
	        Including Area Code, of Agent for Service)


















                    CALCULATION OF REGISTRATION FEE

                               Proposed
                               Proposed    Proposed
  Title of                      Maximum     Maximum
Securities      Amount          Offering    Aggregate    Amount of
   To Be        To Be           Price Per   Offering   Registration
Registered      Registered (1)  Share (2)   Price           Fee
-------------   --------------  ---------  ---------  ------------
Common Stock,
par value $.10
per share       600,000 shares    $0.56    $336,000      $39.54


(1)	Pursuant to Rule 416 under the Securities Act of 1933, this
Registration Statement shall also cover additional shares of Common Stock which may become issuable by reason of any stock split, stock dividend, recapitalization or other similar transactions effected without consideration which results in an increase in the number of the Registrant's outstanding shares of Common Stock.

(2)	The proposed maximum offering price per share was estimated
solely for the purpose of calculating the registration fee in accordance with Rule 457(h) under the Act and is based on the average of the high and low prices for the Common Stock on the OTC Bulletin Board on June 21, 2005 of $0.56 per share.































                                PART I

         INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

	The information required in Part I of this Registration
Statement is included in the prospectus for the Plan, which the Registrant has excluded from this Registration Statement in accordance with the instructions to Form S-8.

                               PART II

          INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. 	Incorporation of Documents by Reference.

		Scott's Liquid Gold-Inc. (the "Registrant") incorporates herein by reference the following documents filed with the Securities and Exchange Commission (the "Commission"):

		(1) The Registrant's Annual Report on Form 10-K for the year ended December 31, 2004, filed pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act");

		(2) Proxy Statement for the Annual Meeting of stockholders on May 4, 2005;

		(3) The Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2005 filed pursuant to Sections 13(a) or 15(d) of the Exchange Act;

		(4) The Registrant's Report on Form 8-K, filed May 10, 2005 pursuant to Sections 13(a) or 15(d) of the Exchange Act; and

		(5) The description of the Registrant's Common Stock which is contained in the Registrant's Form 8-A filed November 5, 1999.

		All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

Item 4.	Description of Securities.

		Not applicable.

Item 5.	Interests of Named Experts and Counsel.

		Not applicable

Item 6.	Indemnification of Directors and Officers.

		The Registrant's Articles of Incorporation provide that the Registrant shall indemnify its directors and officers in connection with any action, suit or proceeding to which the director may be a part by reason of being or having been a director or officer of the Registrant, subject to certain exceptions. Additionally, the Registrant has entered into Indemnification Agreements with it directors and officers which provide that the Registrant will indemnify the director and/or officer to the fullest extent permitted by the Colorado Business
Corporation Act. These provisions may be sufficiently broad to indemnify the directors and officers of the Registrant for liabilities arising under the Securities Act of 1933, as amended.

		The Registrant also maintains directors' and officers' liability insurance. The specific terms and provisions of the insurance policies limit such coverage.

Item 7. 	Exemption from Registration Claimed.

		Not applicable.

Item 8. 	Exhibits.

		See Index to Exhibits attached hereto.

Item 9. 	Undertakings.

(a)	The undersigned Registrant hereby undertakes:

	(1)	To file, during any period in which offers or sales are
being made, a post-effective amendment to the registration statement:

		(i)	To include any prospectus required by Section
10(a)(3) of the Securities Act of 1933;

		(ii)	To reflect in the prospectus any facts or events
arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and,

		(iii)	To include any material information with respect
to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

	provided, however, that paragraph (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Sections 13 or 15(d) of the Securities
Exchange Act of 1934 that are incorporated by reference in the registration statement.

	(2)	That, for the purpose of determining any liability under
the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

	(3)	To remove from registration by means of a post-effective
amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)	The undersigned Registrant hereby undertakes that, for
purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the
Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 6, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                              SIGNATURES

	Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed in its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on this 22th day of June, 2005.

By:	/s/ Mark E. Goldstein
      ----------------------
	Mark E. Goldstein, President and Chief
	Executive Officer
	Principal Executive Officer

	Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons of the Registrant and in the capacities and on the dates indicated:


Date            Name and Title         	 	Signature

June 22, 2005   Mark E. Goldstein,
                Director

June 22, 2005   Jeffrey R. Hinkle,
                Director     			/s/ Jeffry B. Johnson
                                          --------------------------
June 22, 2005   Jeffry B. Johnson,        Jeffry B. Johnson, for
                Director                  himself and as Attorney-in-
                                          Fact for the named directors
June 22, 2005   Dennis P. Passantino      who together constitute of
                Director                  all of the members of the
                                          Board

June 22, 2005   Carl A. Bellini,
                Director

June 22, 2005   Dennis H. Field,
                Director

June 22, 2005   Gerald J. Laber,
                Director

                         INDEX TO EXHIBITS

Exhibit Number           Description

4.1 Restated Articles of Incorporation, as amended and restated through May 1, 1996, incorporated by reference to Exhibit 3.1 of the Company's Annual Report on From 10-K for the year ended December 31, 2001.

4.2 Bylaws, as amended through February 27, 1996 incorporated by reference to Exhibit 3.2 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 2004.

4.3                      The Scott's Liquid Gold-Inc. 2005 Stock
                         Incentive Plan.

4.4                      Form of Incentive Stock Agreement.

4.5                      Form of Restricted Stock Award Agreement.

5.1 Opinion of Holland & Hart LLP, counsel for the Company.

23.1 Consent of Holland & Hart LLP (included as part of Exhibit 5.1 hereto).

23.2                     Consent of Ehrhardt, Keefe, Steiner &
                         Hottman PC, independent accountants.

24                       Powers of Attorney.